UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

MELLANOX TECHNOLOGIES, LTD.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE LP

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

STARBOARD VALUE AND OPPORTUNITY S LLC

STARBOARD VALUE AND OPPORTUNITY C LP

STARBOARD VALUE R LP

STARBOARD VALUE R GP LLC

STARBOARD LEADERS PAPA LLC

STARBOARD LEADERS FUND LP

STARBOARD VALUE A LP

STARBOARD VALUE A GP LLC

STARBOARD VALUE GP LLC

STARBOARD PRINCIPAL CO LP

STARBOARD PRINCIPAL CO GP LLC

JEFFREY C. SMITH

MARK R. MITCHELL

PETER A. FELD

MARY B. CRANSTON

JONATHAN KHAZAM

THOMAS LACEY

EFRAT MAKOV

JON A. OLSON

JORGE L. TITINGER

GREGORY WATERS

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies for the election of its slate of director nominees at the 2018 annual general meeting of shareholders of Mellanox Technologies, Ltd., a public company formed under the laws of Israel (the “Company”).

Item 1: On February 5, 2018, Starboard delivered a letter to Irwin Federman, Chairman of the Board of Directors of the Company (the "Board"), with copies to the Board and Glenda Dorchak, Chair of the Nominating and Corporate Governance Committee, and Amal Johnson, Chair of the Compensation Committee. The full text of the letter is attached hereto as Exhibit 1 and is incorporated herein by reference.

Item 2: On February 5, 2018, Starboard issued the following press release:

STARBOARD HIGHLIGHTS TROUBLING PATTERN OF INSIDER SELLING IN LETTER TO MELLANOX

Expresses Concern Regarding the Staggering Number of Insider Sales over the Last Ten Years

Questions the Board’s and Management’s Confidence in Mellanox’s Future Outlook and Recently Announced 2018 Guidance Given Intensified Insider Selling in Recent Weeks

Remains Open to Engaging with the Company but Believes Significant Changes Are Needed

NEW YORK, NY - February 5, 2018 /PRNewswire/ -- Starboard Value LP (together with its affiliates, “Starboard”), the largest shareholder of Mellanox Technologies, Ltd. (“Mellanox” or the “Company”)(NASDAQ: MLNX), with an ownership interest of approximately 10.7% of the Company’s outstanding shares, today announced that it has delivered a letter to Irwin Federman, Chairman of the Board of Directors of Mellanox (the “Board”), with copies to the Board and Glenda Dorchak, Chair of the Nominating and Corporate Governance Committee, and Amal Johnson, Chair of the Compensation Committee.

The full text of Starboard’s letter to the Chairman of the Board can be viewed at the following link:

http://www.starboardvalue.com/wp-content/uploads/Starboard_Value_LP_Letter_to_MLNX_Chairman_Regarding_Insider_Selling_02.05.2018.pdf

About Starboard Value LP

Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing in publicly traded U.S. companies. Starboard invests in deeply undervalued companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Investor contacts:

Peter Feld, (212) 201-4878

Jonathan Sagal, (212) 845-7935

www.starboardvalue.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Starboard Value LP, together with the other participants named herein (collectively, "Starboard"), intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit votes for the election of its slate of director nominees at the 2018 annual general meeting of shareholders of Mellanox Technologies, Ltd., a public company formed under the laws of Israel (the "Company").

STARBOARD STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Starboard Value and Opportunity Master Fund Ltd ("Starboard V&O Fund"), Starboard Value and Opportunity S LLC ("Starboard S LLC"), Starboard Value and Opportunity C LP ("Starboard C LP"), Starboard Value R LP ("Starboard R LP"), Starboard Value R GP LLC ("Starboard R GP"), Starboard Leaders Papa LLC (“Starboard Papa LLC”), Starboard Leaders Fund LP (“Starboard Leaders Fund”), Starboard Value A LP (“Starboard A LP”), Starboard Value A GP LLC (“Starboard A GP”), Starboard Value LP, Starboard Value GP LLC ("Starboard Value GP"), Starboard Principal Co LP ("Principal Co"), Starboard Principal Co GP LLC ("Principal GP"), Jeffrey C. Smith, Mark R. Mitchell, Peter A. Feld, Mary B. Cranston, Jonathan Khazam, Thomas Lacey, Efrat Makov, Jon A. Olson, Jorge L. Titinger and Gregory Waters.

As of the date hereof, Starboard V&O Fund directly beneficially owns 3,758,713 ordinary shares, nominal value NIS 0.0175 (the “Shares”), of the Company, which includes 460,000 Shares underlying certain call options exercisable within sixty (60) days.  As of the date hereof, Starboard S LLC directly beneficially owns 440,135 Shares.  As of the date hereof, Starboard C LP directly beneficially owns 247,597 Shares.  As of the date hereof, Starboard Papa LLC directly beneficially owns 456,609 Shares.  As of the date hereof, 563,567 Shares were held in an account managed by Starboard Value LP (the “Starboard Value LP Account”).  Starboard R LP, as the general partner of Starboard C LP, may be deemed the beneficial owner of the 247,597 Shares owned by Starboard C LP.  Starboard R GP, as the general partner of Starboard R LP, may be deemed the beneficial owner of the 247,597 Shares owned by Starboard C LP.  Starboard Leaders Fund, as a member of Starboard Papa LLC, may be deemed the beneficial owner of the 456,609 Shares owned by Starboard Papa LLC.  Starboard A LP, as the general partner of Starboard Leaders Fund and the managing member of Starboard Papa LLC, may be deemed the beneficial owner of the 456,609 Shares owned by Starboard Papa LLC.  Starboard A GP, as the general partner of Starboard A LP, may be deemed the beneficial owner of the 456,609 Shares owned by Starboard Papa LLC. Starboard Value LP, as the investment manager of Starboard, Starboard C LP, Starboard Papa LLC, and the Starboard Value LP Account and the manager of Starboard S LLC, may be deemed the beneficial owner of the (i) 3,758,713 Shares owned by Starboard V&O Fund, (ii) 440,135 Shares owned by Starboard S LLC, (iii) 247,597 Shares owned by Starboard C LP, (iv) 456,609 Shares owned by Starboard Papa LLC, and (v) 563,567 Shares held in the Starboard Value LP Account.  Starboard Value GP, as the general partner of Starboard Value LP, may be deemed the beneficial owner of the (i) 3,758,713 Shares owned by Starboard V&O Fund, (ii) 440,135 Shares owned by Starboard S LLC, (iii) 247,597 Shares owned by Starboard C LP, (iv) 456,609 Shares owned by Starboard Papa LLC, and (v) 563,567 Shares held in the Starboard Value LP.  Principal Co, as a member of Starboard Value GP, may be deemed the beneficial owner of the (i) 3,758,713 Shares owned by Starboard V&O Fund, (ii) 440,135 Shares owned by Starboard S LLC, (iii) 247,597 Shares owned by Starboard C LP, (iv) 456,609 Shares owned by Starboard Papa LLC, and (v) 563,567 Shares held in the Starboard Value LP Account.  Principal GP, as the general partner of Principal Co, may be deemed the beneficial owner of the (i) 3,758,713 Shares owned by Starboard V&O Fund, (ii) 440,135 Shares owned by Starboard S LLC, (iii) 247,597 Shares owned by Starboard C LP, (iv) 456,609 Shares owned by Starboard Papa LLC, and (v) 563,567 Shares held in the Starboard Value LP Account.  Each of Messrs. Mitchell, Feld and Smith, as a member of Principal GP and as a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, may be deemed the beneficial owner of the (i) 3,758,713 Shares beneficially owned by Starboard V&O Fund, (ii) 440,135 Shares owned by Starboard S LLC, (iii) 247,597 Shares owned by Starboard C LP, (iv) 456,609 Shares owned by Starboard Papa LLC and (v) 563,567 Shares held in the Starboard Value LP Account.

As of the date hereof, Ms. Cranston directly beneficially owns 223 Shares. As of the date hereof, Mr. Khazam directly beneficially owns 400 Shares. As of the date hereof, Mr. Lacey directly beneficially owns 1,450 Shares. As of the date hereof, Ms. Makov directly beneficially owns 200 Shares. As of the date hereof, Mr. Olson directly beneficially owns 500 Shares. As of the date hereof, Mr. Titinger directly beneficially owns 192 Shares. As of the date hereof, Mr. Waters directly beneficially owns 2,500 Shares.